EXHIBIT 99

PRESS RELEASE DATED July 31, 2007

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920) 527-5045

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS SECOND QUARTER RESULTS

Reduces total year 2007 earnings per share guidance and Announces planned accelerated share repurchase of 4.0 million shares

NEENAH, WISCONSIN, July 31, 2007 – Bemis Company, Inc. (NYSE-BMS) today reported quarterly diluted earnings of $0.47 per share for the second quarter ended June 30, 2007, compared to $0.46 per share for the same quarter of 2006.  Diluted earnings per share for the second quarter of 2006 included restructuring and related charges totaling $0.05 per share.  (See attached schedule: “Reconciliation of Non-GAAP Data”.)

Net sales decreased to $921.8 million for the second quarter of 2007, a 1.3 percent decrease from record levels of $933.8 million for the same period of 2006.  Currency benefits contributed 2.9 percent to net sales for the current quarter.

“We are disappointed in the results of the second quarter,” said Jeff Curler, Bemis Company’s Chairman, President and Chief Executive Officer. “While our second quarter guidance anticipated increasing raw material costs, sales volume was lower than expected in certain flexible packaging and pressure sensitive materials markets.  Customer delays in commercial scale up of new business awarded earlier in the year and generally softer demand led to lower unit sales volume and a slightly negative change in sales mix compared to the second quarter of 2006.  As a result, we are reducing our 2007 total year guidance to reflect current market trends.”

BUSINESS SEGMENTS

Flexible Packaging

Flexible packaging, which represented about 82 percent of total Company net sales during the quarter, reported net sales of $758.3 million in the second quarter, a decrease of 1.2 percent compared to net sales of $767.5 million for the second quarter of 2006.  Currency related sales growth of 2.7 percent was more than offset by lower sales volumes in several markets.  Segment operating profit for the second quarter of 2007 was $93.5 million, or 12.3 percent of net sales.  Segment operating profit for the second quarter of 2006 was $88.6 million, or 11.5 percent of net sales, which included restructuring and related charges of $8.7 million.  Excluding restructuring and related charges, segment operating profit as a percentage of net sales would have been 12.3 percent in the second quarter of 2007 compared to 12.7 percent a year ago.   Currency benefits added $1.8 million to operating profit in the second quarter of 2007.

Commenting on the results of this business segment, Curler said, “The financial results do not reflect the substantial improvements that have been made in our flexible packaging segment this year.  While the efforts of our cost management and production efficiency programs have been successful, in this environment they have only served to offset the impact of inflation.  The most significant financial benefits of these cost and production improvements will be recognized with increased sales volume.  According to market sources, higher market prices for meat and dairy products have depressed market demand during what is normally a strong second quarter.  In addition, we experienced softer demand for packaging in markets for bakery, pet food, confectionery, industrial, and health and hygiene products.  We continue to record double-digit increases in sales of medical device packaging and multipack products for the beverage markets, and we expect this growth to continue.

“Substantial effort is being directed at commercialization of new business during the second half of 2007, although the unexpected delays to date have caused us to reduce our performance expectations for the total year.  Improving sales trends in certain food categories should have a positive impact on results during the second half of the year.”

Pressure Sensitive Materials

Second quarter net sales from the pressure sensitive materials business segment were $163.5 million, a 1.7 percent decrease from the second quarter of 2006.  Currency effects accounted for sales growth of 3.7 percent.  Segment operating profit for the second quarter of 2007 was $10.2 million, or 6.2 percent of net sales, compared to the second quarter of 2006 when segment operating profit was $14.8 million or 8.9 percent of net sales.  Higher operating profit in the second quarter of 2006 reflected a more favorable mix of technical product sales.  Currency benefits added $0.5 million to operating profit for the second quarter of 2007.

“The results of this quarter reflect the sensitivity of this business segment to the mix of sales between label products and our more profitable technical and graphic products,” said Curler.  “Net sales of graphic products increased nicely compared to last year, however this was offset by lower sales of certain high margin technical products.  We expect comparisons to prior year to be easier during the second half of the year, and July sales activity has already accelerated from second quarter levels.  Our strategy for improvement and growth in this segment remains on track.  Diversification of technical product sales continues to be a high priority to reduce the short-term, operating performance volatility experienced in this segment.”

Other Costs (Income), Net

For the second quarter of 2007, other costs and income included $7.6 million of financial income compared to $4.1 million for the second quarter of 2006.  Bemis also recorded a $4.4 million restructuring charge related to employee costs in the second quarter of 2006.

Capital Structure

Total debt to total capitalization was 32.9 percent at June 30, 2007, compared to 33.0 percent at December 31, 2006.   Total debt as of June 30, 2007 was $823.4 million, an increase of $33.6 million from the balance of $789.8 million at December 31, 2006.  Cash flow from operations was $114.9 million in the second quarter of 2007.

Accelerated Share Repurchase and New Board Authorization Request

In light of Bemis’ future earnings, strong cash flow and healthy balance sheet, management intends to execute an accelerated share repurchase program at the close of business today, with Goldman, Sachs & Co. as counterparty, for the repurchase of 4.0 million shares of Bemis’ common stock.  The impact of the accelerated share repurchase will be included in the outstanding share count as of August 3, 2007.  Combined with share repurchases made during the first half of the year, Bemis will have repurchased 5.2 million shares of its outstanding common stock during 2007.  All of these share repurchases have been financed using current year cash flow and the existing commercial paper program.

The accelerated share repurchase program will substantially exhaust the existing authorization for share repurchases approved by the Board of Directors.  Management intends to request a new share repurchase authorization at its next scheduled Board of Directors meeting on August 2, 2007.

2007 Earnings Outlook

No significant changes in general sales trends have been observed to date, and suppliers have announced additional planned raw material cost increases.  In addition, Bemis expects to start-up new equipment during the third quarter which generally leads to lower production efficiency in the short-term.  On the positive side, new business is being commercialized, and production efficiency and service quality continue to improve.  In light of these factors, management expects third quarter 2007 diluted earnings per share to be in a range of $0.48 to $0.51 per share.

Guidance for the full year 2007 has been reduced to a range of $1.90 to $1.97 per share, reflecting the impact of slower sales growth and the risk of new equipment start-up costs absorbing the savings from recent cost management initiatives.  Management continues to expect capital expenditures to be in the $175 to $185 million range for 2007.

Presentation of Non-GAAP Information

Some of the information presented in this press release reflects adjustments to “As reported” results to exclude certain amounts related to the Company’s restructuring initiative.  This adjusted information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles in the United States of America (GAAP).  It is provided solely to assist in an investor’s understanding of the impact of the Company’s restructuring initiative on the comparability of the Company’s operations.  A reconciliation of the GAAP amounts to the non-GAAP amounts is included with this press release.  Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission today.

Forward Looking Statements

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such content is subject to certain risks and uncertainties, including but not limited to future changes in cost or availability of raw materials, changes in customer order patterns, consumer buying trends in target markets, the results of competitive bid processes, a failure in our information technology infrastructure or applications, foreign currency fluctuations and changes in prevailing market interest rates.  Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company’s regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2006.

Bemis Company, Inc. will webcast an investor telephone conference regarding its second quarter 2007 financial results this morning at 10 a.m., Eastern Time.  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations”.  Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.  Founded in 1858, the Company reported 2006 net sales of $3.6 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing and converting. The Company’s pressure sensitive materials business specializes in adhesive technologies.  Headquartered in Neenah, Wisconsin, Bemis employs about 15,700 individuals in 55 manufacturing facilities in 10 countries around the world.  More information about the Company is available at our website, www.bemis.com.

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	Jun 30,		Jun 30,
	2007	2006	2007	2006

Net sales	$921,820	$933,785	$1,830,950	$1,835,434

Costs and expenses:
Cost of products sold	744,907	747,521	1,476,886	1,481,823
Selling, general and administrative expenses	86,493	84,852	171,969	168,555
Research and development	6,475	6,650	12,700	12,791
Interest expense	12,653	13,077	25,143	25,875
Other costs (income), net	(8,723)	468	(13,908)	2,718
Minority interest in net income	1,089	1,010	1,678	1,462

Income before income taxes	78,926	80,207	156,482	142,210

Provision for income taxes	29,400	31,300	58,700	55,500

Net income	$49,526	$48,907	$97,782	$86,710

Basic earnings per share of common stock	$0.47	$0.47	$0.93	$0.83

Diluted earnings per share of common stock	$0.47	$0.46	$0.92	$0.81

Cash dividends paid	$0.21	$0.19	$0.42	$0.38

Weighted average common shares outstanding	104,511	104,829	104,781	104,894
Weighted average common shares and common stock equivalents outstanding	105,593	106,665	106,059	106,702

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(dollars in thousands)

(unaudited)

	Jun 30,	Dec 31,
	2007	2006
ASSETS
Cash and cash equivalents	$153,316	$112,160
Accounts receivable, net	474,608	448,382
Inventories, net	470,415	467,853
Prepaid expenses	67,515	65,317
Total current assets	1,165,854	1,093,712

Property and equipment, net	1,215,217	1,175,959

Goodwill	620,479	603,691
Other intangible assets, net	102,287	102,123
Deferred charges and other assets	42,588	63,524
Total	765,354	769,338

TOTAL ASSETS	$3,146,425	$3,039,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$5,574	$16,345
Short-term borrowings	69,366	51,232
Accounts payable	374,012	383,351
Accrued salaries and wages	71,321	94,220
Accrued income and other taxes	19,121	10,307
Total current liabilities	539,394	555,455

Long-term debt, less current portion	748,477	722,211
Deferred taxes	137,036	134,168
Deferred credits and other liabilities	143,642	125,974
Total liabilities	1,568,549	1,537,808

Minority interest	32,961	29,185

Stockholders’ equity:
Common stock issued (116,929,426 and 116,114,347 shares)	11,693	11,611
Capital in excess of par value	317,874	317,177
Retained income	1,483,971	1,431,747
Other comprehensive income (loss)	88,180	29,098
Treasury common stock (12,422,771 and 11,272,771 shares)	(356,803)	(317,617)
Total stockholders’ equity	1,544,915	1,472,016

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,146,425	$3,039,009

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	Jun 30,
	2007	2006
Cash flows from operating activities
Net income	$97,782	$86,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,126	77,992
Minority interest in net income	1,678	1,462
Excess tax benefit from share-based payment arrangements	(5,767)	(864)
Stock award compensation	8,003	5,333
Deferred income taxes	2,615	(16,950)
Income of unconsolidated affiliated company	(625)	(341)
Loss (gain) on sales of property and equipment	(326)	180
Non-cash restructuring related activities	108	11,177
Changes in working capital, net of effects of acquisitions	(34,451)	(12,750)
Net change in deferred charges and credits	39,841	16,194

Net cash provided by operating activities	187,984	168,143

Cash flows from investing activities
Additions to property and equipment	(95,428)	(79,750)
Business acquisitions and adjustments, net of cash acquired	(97)	(10,800)
Proceeds from sales of property and equipment	7,611	338

Net cash used in investing activities	(87,914)	(90,212)

Cash flows from financing activities
Repayment of long-term debt	(5,803)	(27,716)
Net borrowing of commercial paper	30,550	18,056
Net borrowing of short-term debt	1,095	10,285
Cash dividends paid to stockholders	(45,725)	(41,085)
Common stock purchased for the treasury	(39,186)	(17,804)
Excess tax benefit from share-based payment arrangements	5,767	864
Stock incentive programs and related withholdings	(14,932)	51

Net cash provided (used) by financing activities	(68,234)	(57,349)

Effect of exchange rates on cash and cash equivalents	9,320	(1,262)

Net (decrease) increase in cash and cash equivalents	41,156	19,320

Cash and cash equivalents balance at beginning of year	112,160	91,125

Cash and cash equivalents balance at end of period	$153,316	$110,445

BEMIS COMPANY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP DATA

(in millions, except per share amounts)

(unaudited)

Reconciliation of GAAP to Non-GAAP Operating Profit and Operating Profit as a Percentage of Net Sales by Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Flexible Packaging
Net Sales	$758.3	$767.5	$1,501.5	$1,507.7

Operating Profit as reported	$93.5	$88.6	$181.7	$159.5

Non-GAAP adjustments:
Restructuring and related charges (income)	$0.1	$8.7	$(0.4)	$19.7

Operating Profit as adjusted	$93.6	$97.3	$181.3	$179.2

Operating Profit as a percentage of Net Sales
As Reported	12.3%	11.5%	12.1%	10.6%
As Adjusted	12.3%	12.7%	12.1%	11.9%

Pressure Sensitive Materials
Net Sales	$163.5	$166.3	$329.4	$327.7

Operating Profit as reported	$10.2	$14.8	$24.4	$29.5

Non-GAAP adjustments:
Restructuring and related charges (income)	$—	$0.1	$—	$0.4

Operating Profit as adjusted	$10.2	$14.9	$24.4	$29.9

Operating Profit as a percentage of Net Sales
As Reported	6.2%	8.9%	7.4%	9.0%
As Adjusted	6.2%	9.0%	7.4%	9.1%

Reconciliation of GAAP to Non-GAAP
Earnings per Share
Diluted earnings per share as reported	$0.469	$0.459	$0.922	$0.813

Non-GAAP adjustments per share, net of taxes:
Restructuring and related charges (income)	$0.002	$0.050	$(0.001)	$0.115

Diluted earnings per share as adjusted	$0.471	$0.509	$0.921	$0.928

BEMIS COMPANY, INC. AND SUBSIDIARIES

OPERATING PROFIT AND PRETAX PROFIT

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Flexible Packaging operating profit	$93.5	$88.6	$181.7	$159.5

Pressure Sensitive Materials operating profit	$10.2	$14.8	$24.4	$29.5

General Corporate Expenses	$(11.0)	$(9.1)	$(22.8)	$(19.4)

Interest Expense	$(12.7)	$(13.1)	$(25.1)	$(25.9)

Minority Interest in Net Income	$(1.1)	$(1.0)	$(1.7)	$(1.5)

Income before Income Taxes	$78.9	$80.2	$156.5	$142.2